UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Pentair plc
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADDITIONAL INFORMATION REGARDING THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2020
The following Notice of Change of Location and Time of Day of Annual General Meeting relates to the proxy statement (the “Proxy Statement”) of Pentair plc (the “Company”), dated March 20, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held on May 5, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 10, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Pentair plc
Notice of Change of Location and Time of Day of Annual General Meeting

To Be Held May 5, 2020
We are providing this notice to shareholders of Pentair plc regarding our Annual General Meeting of Shareholders. As previously announced, the meeting will be held on May 5, 2020; however, we are changing the location and time of day of the meeting, including the location for participation by shareholders in Ireland and certain voting deadlines, as set forth below. We have determined to make these changes in response to the coronavirus (COVID-19) pandemic and to support the health of our shareholders, employees and communities. In light of these public health concerns, we urge shareholders to consider carefully whether to attend the meeting in person. As always, and especially in the current circumstances, we encourage shareholders to vote your shares by proxy in advance of the meeting to ensure that your shares are represented at the meeting.

Updated Annual General Meeting Information
Date (unchanged): May 5, 2020
Location: Pentair plc’s White Bear Lake Manufacturing Facility, 1350 Hammond Road, White Bear Lake, MN 55110 USA
Time: 8:00 a.m. local time (Central Daylight Time); registration will begin at 7:30 a.m.
Participation by shareholders in Ireland: Shareholders in Ireland may participate in the Annual General Meeting by audio link at 9 Nutley Avenue, Ballsbridge, Dublin 4, D04 E2N7, Ireland at 2:00 p.m. local time (Irish Standard Time).
Deadlines for voting by proxy and changing or revoking a proxy: As a result of the change in time of day of the meeting, we are also changing the deadlines for voting by proxy and changing or revoking a proxy. Please see the “Updated Questions and Answers About the Annual General Meeting and Voting” on the reverse side of this notice for the updated deadlines.
In addition to the updates described above, we advise shareholders that we intend to follow an abbreviated meeting format. Among other things, we intend to keep the meeting as brief as possible, we expect only a limited number of representatives of Pentair to attend the meeting, we will not provide any refreshments, and we will follow social distancing. We expect that one or more representatives of Deloitte & Touche LLP will be present or available by audio link at the Annual General Meeting.
We have updated three questions and answers included in our proxy statement to reflect the foregoing updates – see “Updated Questions and Answers About the Annual General Meeting and Voting” on the reverse side of this notice.
Additional Information
As described in the proxy statement that was previously distributed, only shareholders of record as of the close of business on March 6, 2020 are entitled to receive notice of and to vote at the Annual General Meeting. Additional information about the meeting, including information about the agenda items for the meeting and how to vote by proxy, are included in the proxy statement.
We will consider any proxy received to constitute a proxy for use at the meeting held in accordance with the updated location and time of day listed above. Information about how you can change your vote or revoke your proxy is included in the “Updated Questions and Answers About the Annual General Meeting and Voting” on the reverse side of this notice.
In the event that a further change of venue arises due to public health recommendations regarding containment of COVID-19, which may include the closure of or restrictions on access to the meeting venue, we will communicate this to shareholders by an announcement, which will be published on the Investor Relations page of our website at www.pentair.com/investor-relations. We advise shareholders to monitor the Investor Relations page regularly, as circumstances may change at short notice and we recommend that shareholders keep up-to-date with relevant health authority guidance regarding travel, self-isolation and health and safety precautions.

By Order of the Board of Directors,
Karla C. Robertson, Secretary
April 10, 2020

Updated Questions and Answers About the Annual General Meeting and Voting
What is the deadline to vote my shares if I do not vote in person at the Annual General Meeting?
If you are a shareholder of record, you may vote by Internet or by telephone until 8:00 a.m. Central Daylight Time on May 3, 2020. If you are a shareholder of record and submit a proxy card, the proxy card must be received at the address stated on the proxy card by 8:00 a.m. Central Daylight Time on May 3, 2020. If you are a beneficial owner, please follow the voting instructions provided by your bank, broker or other custodian or nominee.
How do I attend the Annual General Meeting?
All shareholders of record as of the close of business on the record date are invited to attend and vote at the Annual General Meeting. As always, and especially in the current circumstances, we encourage shareholders to vote your shares by proxy in advance of the Annual General Meeting to ensure that your shares are represented at the Annual General Meeting. For admission to the Annual General Meeting, shareholders should bring a form of photo identification to the shareholders check-in area at the meeting, where their ownership will be verified. Those who beneficially own shares should also bring account statements or letters from their banks, brokers or other custodians or nominees confirming that they own our ordinary shares as of March 6, 2020 (see above for further information if you also intend to vote at the Annual General Meeting). Registration will begin at 7:30 a.m. Central Daylight Time (local time) and the Annual General Meeting will begin at 8:00 a.m. Central Daylight Time (local time) on May 5, 2020.
Shareholders in Ireland may participate in the Annual General Meeting by audio link at 9 Nutley Avenue, Ballsbridge, Dublin 4, D04 E2N7, Ireland at 2:00 p.m. Irish Standard Time (local time), and the requirements for admission to the Annual General Meeting, as set out above, apply.
We advise shareholders that we intend to follow an abbreviated meeting format. Among other things, we will keep the meeting as brief as possible, we expect only a limited number of representatives of Pentair to attend the meeting, we will not provide any refreshments, and we will follow social distancing.
May I change or revoke my proxy?
If you are a shareholder of record and have already voted, you may change or revoke your proxy before it is exercised at the Annual General Meeting in the following ways:
►    By voting by Internet or telephone at a date later than your previous vote but prior to the voting deadline (which is 8:00 a.m. Central Daylight Time on May 3, 2020);

►    By mailing a proxy card that is properly signed and dated later than your previous vote and that is received by us prior to the voting deadline (which is 8:00 a.m. Central Daylight Time on May 3, 2020); or

►    By attending the Annual General Meeting and voting in person, although attendance at the Annual General Meeting will not, by itself, revoke a proxy.
If you are a beneficial owner, you must contact the record holder of your shares to revoke a previously authorized proxy or voting instructions.